                                                                    EXHIBIT 99.2


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Mariners Bancorp and Subsidiary
San Clemente, California

     We have audited the accompanying consolidated balance sheets of Mariners Bancorp and Subsidiary as of December 31, 1994, and December 31, 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mariners Bancorp and Subsidiary as of December 31, 1994, and December 31, 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          DAYTON & ASSOCIATES

January 13, 1995
Laguna Hills, California

                        MARINERS BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1993
                                                                    -----------     -----------
ASSETS
Cash and Due from Banks...........................................  $ 4,799,172     $ 3,095,600
Interest-Bearing Deposits.........................................    2,369,000       2,166,000
Securities Held to Maturity -- Note B.............................   14,251,185       8,345,352
Federal Funds Sold................................................    6,950,000      15,400,000
Loans -- Note C:
  Commercial......................................................    7,434,083       5,961,875
  Construction Financing..........................................   15,133,598      13,889,363
  Real Estate.....................................................   24,945,134      27,822,240
  Consumer........................................................    2,761,059       2,539,374
                                                                    -----------     -----------
          TOTAL LOANS.............................................   50,273,874      50,212,852
  Net Deferred Loan Fees..........................................     (215,282)       (192,028)
  Allowance for Possible Credit Losses............................     (807,000)       (700,000)
                                                                    -----------     -----------
          NET LOANS...............................................   49,251,592      49,320,824
Premises and Equipment -- Note D..................................    1,596,127       1,807,954
Other Real Estate Owned...........................................      910,683         597,032
Accrued Interest and Other Assets.................................    1,664,131       1,406,898
                                                                    -----------     -----------
                                                                    $81,791,890     $82,139,660
                                                                    ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-Bearing Demand......................................  $16,616,647     $13,817,018
  Money Market and NOW............................................   29,250,115      29,364,397
  Savings.........................................................   13,027,835      18,221,495
  Time Deposits Under $100,000....................................   10,423,600       9,931,253
  Time Deposits $100,000 and Over.................................    4,644,036       3,302,559
                                                                    -----------     -----------
          TOTAL DEPOSITS..........................................   73,962,233      74,636,722
Accrued Interest and Other Liabilities............................      506,572         335,480
                                                                    -----------     -----------
          TOTAL LIABILITIES.......................................   74,468,805      74,972,202
Commitments and Contingencies -- Note J
Stockholders' Equity -- Note G:
  Common Stock -- Authorized 1,500,000 Shares; Issued and
     Outstanding; 630,276 in 1994 and 1993........................    2,111,318       2,111,318
  Retained Earnings...............................................    5,211,767       5,056,140
                                                                    -----------     -----------
          TOTAL STOCKHOLDERS' EQUITY..............................    7,323,085       7,167,458
                                                                    -----------     -----------
                                                                    $81,791,890     $82,139,660
                                                                    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1994           1993           1992
                                                         -----------    -----------    -----------
INTEREST INCOME
  Interest and Fees on Loans...........................  $ 5,034,557    $ 5,490,219    $ 6,410,854
  Interest on Investment Securities....................      682,437        472,730        374,102
  Other Interest Income................................      510,827        443,254        358,238
                                                         -----------    -----------    -----------
          TOTAL INTEREST INCOME........................    6,227,821      6,406,203      7,143,194
INTEREST EXPENSE
  Interest on Demand Deposits..........................      504,605        611,597        860,684
  Interest on Savings Deposits.........................      386,168        603,001        832,743
  Interest on Time Deposits............................      501,747        551,939        849,172
  Interest on Note Payable.............................           --             --         20,412
                                                         -----------    -----------    -----------
          TOTAL INTEREST EXPENSE.......................    1,392,520      1,766,537      2,563,011
                                                         -----------    -----------    -----------
          NET INTEREST INCOME..........................    4,835,301      4,639,666      4,580,183
Provision for Credit Losses............................      182,000        280,000        148,000
                                                         -----------    -----------    -----------
          NET INTEREST INCOME AFTER
          PROVISION FOR CREDIT LOSSES..................    4,653,301      4,359,666      4,432,183
NONINTEREST INCOME
  Voucher Control and Appraisal Fees...................      221,703        128,581        138,260
  Mortgage Fees........................................      468,080      1,800,530      1,579,111
  Service Charges and Fees.............................      373,867        406,632        416,099
  Other Income.........................................      566,841        427,806        286,681
                                                         -----------    -----------    -----------
                                                           1,630,491      2,763,549      2,420,151
                                                         -----------    -----------    -----------
                                                           6,283,792      7,123,215      6,852,334
NONINTEREST EXPENSE
  Salaries and Employee Benefits.......................    2,334,001      2,405,970      2,188,126
  Occupancy Expenses...................................      575,841        554,133        694,244
  Furniture and Equipment..............................      236,226        240,245        235,254
  Other Expenses -- Note F.............................    2,804,069      2,732,132      2,371,508
                                                         -----------    -----------    -----------
                                                           5,950,137      5,932,480      5,489,132
                                                         -----------    -----------    -----------
          INCOME BEFORE INCOME TAXES...................      333,655      1,190,735      1,363,202
Income Taxes -- Note E.................................      115,000        488,000        551,000
                                                         -----------    -----------    -----------
          NET INCOME...................................  $   218,655    $   702,735    $   812,202
                                                         ===========    ===========    ===========
Per Share Data:
  Net Income...........................................  $       .35    $      1.12    $      1.29
                                                         ===========    ===========    ===========
  Number of Shares Used in Computation.................      630,276        628,838        627,635
                                                         ===========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                   COMMON STOCK
                                             ------------------------
                                             NUMBER OF                     RETAINED
                                              SHARES         AMOUNT        EARNINGS        TOTAL
                                             ---------     ----------     ----------     ----------
BALANCE AT JANUARY 1, 1992.................   627,276      $2,090,318     $3,541,203     $5,631,521
Proceeds from the Exercise of Stock
  Options..................................       450           3,150                         3,150
Net Income for the Year....................                                  812,202        812,202
                                              -------      ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1992...............   627,726       2,093,468      4,353,405      6,446,873
Proceeds from the Exercise of Stock
  Options..................................     2,550          17,850                        17,850
Net Income for the Year....................                                  702,735        702,735
                                              -------      ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1993...............   630,276       2,111,318      5,056,140      7,167,458
Dividends Paid.............................                                  (63,028)       (63,028)
Net Income for the Year....................                                  218,655        218,655
                                              -------      ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1994...............   630,276      $2,111,318     $5,211,767     $7,323,085
                                              =======      ==========     ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
OPERATING ACTIVITIES
  Net Income........................................  $   218,655     $   702,735     $   812,202
     Adjustments to Reconcile Net Income to Net Cash
       Provided by Operating Activities:
       Depreciation and Amortization................      235,915         244,793         371,896
       Deferred Income Taxes........................      (26,000)        (15,000)        (82,000)
       Provision for Credit Losses..................      182,000         280,000         148,000
       Provision for Loss on Other Real Estate
          Owned.....................................       18,000         148,000              --
       Net Gain on Sale of Other Real Estate
          Owned.....................................     (110,241)             --              --
       Net Increase from Cash Surrender Value-Life
          Insurance.................................      (17,235)        (17,651)        (19,405)
       Net Change in Accrued Interest, Other Assets,
          and Other Liabilities.....................      (42,906)       (348,530)        (66,567)
                                                      -----------     -----------     -----------
          NET CASH PROVIDED BY OPERATING
            ACTIVITIES..............................      458,188         994,347       1,164,126
INVESTING ACTIVITIES
  Net Change in Interest-Bearing Deposits...........     (203,000)       (584,000)      1,559,000
  Proceeds from Sales of Other Real Estate Owned....    1,520,335         689,518              --
  Purchases of Held-to-Maturity Securities..........   (9,724,485)             --              --
  Proceeds from Maturities of Held-to-Maturity
     Securities.....................................    3,818,652              --              --
  Proceeds from Maturities of Investment
     Securities.....................................           --       2,420,317       1,539,190
  Purchases of Investment Securities................           --      (6,550,755)       (542,266)
  Net Change in Loans...............................   (1,854,513)      6,979,818        (609,590)
  Increase in Other Real Estate Owned...............           --              --         601,088
  Purchases of Premises and Equipment...............      (24,088)       (112,045)     (1,335,564)
                                                      -----------     -----------     -----------
          NET CASH PROVIDED (USED) BY INVESTING
            ACTIVITIES..............................   (6,467,099)      2,842,853       1,211,858
FINANCING ACTIVITIES
  Net Change in Demand Deposits and Savings
     Accounts.......................................   (2,508,313)     (5,385,584)     16,900,871
  Net Change in Time Deposits.......................    1,833,824      (2,469,209)     (5,671,290)
  Principle Payments on Note Payable................           --        (169,160)       (160,960)
  Payments for Dividends............................      (63,028)             --              --
  Proceeds from Exercise of Stock Options...........           --          17,850           3,150
                                                      -----------     -----------     -----------
          NET CASH USED BY FINANCING ACTIVITIES.....     (737,517)     (8,006,103)     11,071,771
                                                      -----------     -----------     -----------
          INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS.............................   (6,746,428)     (4,168,903)     13,447,755
Cash and Cash Equivalents at Beginning of Year......   18,495,600      22,664,503       9,216,748
                                                      -----------     -----------     -----------
          CASH AND CASH EQUIVALENTS AT END OF
            YEAR....................................  $11,749,172     $18,495,600     $22,664,503
                                                      -----------     -----------     -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Loans Transferred to Other Real Estate Owned......  $ 1,741,744     $   597,033     $   236,430
  Cash Paid During the Year for Interest............  $ 1,356,720     $ 1,976,578     $ 2,506,755
  Cash Paid During the Year for Income Taxes........  $   192,000     $   609,000     $   586,950

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Mariners Bancorp (the Company), and its wholly-owned subsidiary, Mariners Bank (the
Bank).

  Cash Equivalents

     For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks" and "Federal Funds Sold"

  Securities Held to Maturity

     Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

  Loans Held for Sale

     Mortgage and SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

  Loans

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

  Other Real Estate Owned

     Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in other expenses.

  Income Taxes

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  Premises and Equipment

     Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Financial Instruments

     In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

  Net Income per Share

     Net income per share of common stock has been computed on the basis of the weighted average number of shares of common stock outstanding.

  Reclassifications

     Certain reclassifications of prior year amounts have been made to conform with current year classifications.

  Current Accounting Pronouncements

     In May, 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114") and in October, 1994, the FASB issued Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures ("SFAS 118"). Under the provisions of SFAS 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS 114 requires creditors to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate. If the measure of the impaired loan is less than the recorded investment in the loan, a creditor shall recognize the impairment by recording a valuation allowance with a corresponding charge to provision for estimated losses on loans. This statement also applies to restructured loans and eliminates the requirement to classify loans that are in-substance foreclosures as foreclosed assets except for loans where the creditor has physical possession of the underlying collateral but not legal title. SFAS 114 applies to financial statements for fiscal years beginning after December 15, 1994. The Company expects to adopt the statement on January 1, 1995 and does not expect that the adoption of the statement will have a material impact on the Company's results of operations or financial position.

     SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. In addition, SFAS 118 amends certain disclosure requirements of SFAS 114.

     In December, 1991, the FASB issued SFAS 107, Disclosures About Fair Value of Financial Instruments ("SFAS 107"). Implementation of SFAS No. 107 is required for fiscal years ending after December 15, 1992 for institutions with assets greater than $150 million, and for fiscal years ending after December 15, 1995 for all other institutions, however, earlier adoption is permitted. SFAS No. 107 requires disclosures about fair value for all financial instruments. The Company will implement this statement in 1995.

     In October, 1994, the FASB issued SFAS No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments ("SFAS 119"). This statement amends SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk and SFAS 107 and provides specific disclosure requirements for derivative financial instruments. The Company will implement this statement in 1995, however, the Company has not engaged in any derivative activities during the years ended December 31, 1994, 1993 and 1992.

     In May of 1995, the FASB issued SFAS No. 122, Accounting for Mortgage Servicing Rights ("SFAS 122"). This statement amends SFAS No. 65, Accounting for Certain Mortgage Banking Activities, by allowing for the capitalization as an asset the mortgage servicing rights acquired through loan origination activities. SFAS 122 applies to fiscal years beginning after December 15, 1995, but earlier application is

                        MARINERS BANCORP AND SUBSIDIARY

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

encouraged. Application of SFAS 122 will not have a material impact on Mariners' results of operations or financial position since Mariners does not retain servicing rights on its sold mortgage loans.

NOTE B -- INVESTMENT SECURITIES

     Debt and equity securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate market values at December 31 were as follows:

                                                GROSS          GROSS        ESTIMATED
                                              AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                                COST           GAINS          LOSSES          VALUE
                                             -----------     ----------     ----------     -----------
HELD-TO-MATURITY SECURITIES:
DECEMBER 31, 1994:
  U.S. Treasury Securities.................  $ 5,385,647      $   3,238      $  97,885     $ 5,291,000
  U.S. Government Agencies and
     Corporations..........................    5,461,722         13,424        235,146       5,240,000
  Mortgage-Backed Securities...............    2,495,328         12,924          2,252       2,506,000
  State and Municipal Securities...........      908,488          6,552         24,040         891,000
                                             -----------      ---------      ---------     -----------
                                             $14,251,185      $  36,138      $ 359,323     $13,928,000
                                             ===========      =========      =========     ===========
DECEMBER 31, 1993:
  U.S. Treasury Securities.................  $ 4,084,168      $  46,832      $      --     $ 4,131,000
  U.S. Government Agencies and
     Corporations..........................      500,517         13,483             --         514,000
  Mortgage-Backed Securities...............    3,165,328         39,461         19,789       3,185,000
  State and Municipal Securities...........      595,339         22,661             --         618,000
                                             -----------      ---------      ---------     -----------
                                             $ 8,345,352      $ 122,437      $  19,789     $ 8,448,000
                                             ===========      =========      =========     ===========

     Investment securities carried at approximately $5,352,000 and $3,811,000, at December 31, 1994 and December 31, 1993, respectively, were pledged to secure public deposits and other purposes as required by law.

     The scheduled maturities of securities held to maturity at December 31, 1994, are as follows:

                                                                                 ESTIMATED
                                                                   AMORTIZED      MARKET
                                                                     COST          VALUE
                                                                  -----------   -----------
    Due in One Year or Less.....................................  $ 8,777,068   $ 8,528,000
    Due from One Year to Five Years.............................    2,666,791     2,586,000
    Due from Five to Ten Years..................................      126,276       116,000
    Due after Ten Years.........................................      185,722       192,000
                                                                  -----------   -----------
                                                                   11,755,857    11,422,000
    Mortgage-Backed Securities..................................    2,495,328     2,506,000
                                                                  -----------   -----------
                                                                  $14,251,185   $13,928,000
                                                                  ===========   ===========

     In May of 1993, the Financial Accounting Standards Board issued Statement No. 115, Accounting for Certain Investments in Debt Securities. The Bank adopted the provisions of the new standard in its financial statements as of January 1, 1994.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE C -- LOANS

     The Bank's loan portfolio consists primarily of loans to borrowers within the South Orange County area of Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

     The Bank also originates mortgage and SBA loans for sale to institutional investors. At December 31, 1994, and December 31, 1993, the Bank was servicing approximately $4,818,000 and $2,961,000, respectively, in loans previously sold.

     A summary of the changes in the allowance for possible credit losses for the years ended December 31 follows:

                                                          1994          1993          1992
                                                        --------     ----------     --------
    Balance at Beginning of Year......................  $700,000     $  690,000     $687,000
      Additions to the Allowance Charged to Expense...   182,000        280,000      148,000
      Recoveries on Loans Charged Off.................     3,000         32,000        3,000
                                                        --------     ----------     --------
                                                         885,000      1,002,000      838,000
    Less Loans Charged Off............................    78,000        302,000      148,000
                                                        --------     ----------     --------
                                                        $807,000     $  700,000     $690,000
                                                        ========     ==========     ========

     A summary of loans past due 90 days or more and still accruing interest and those loans on which the accrual of interest has been discontinued as of December 31 follows:

                                                          1994          1993          1992
                                                        --------     ----------     --------
    Loans Past Due 90 Days or More and Still Accruing
      Interest........................................  $486,000     $1,478,000     $568,000
                                                        ========     ==========     ========
    Loans on Nonaccrual...............................  $ 42,000     $    8,000     $   None
                                                        ========     ==========     ========

NOTE D -- PREMISES AND EQUIPMENT

     A summary of premises and equipment as of December 31 follows:

                                                                     1994           1993
                                                                  ----------     ----------
    Buildings and Improvements..................................  $  775,000     $  775,000
    Leasehold Improvements......................................     847,724        838,902
    Furniture, Fixtures, and Equipment..........................   1,071,585      1,058,990
                                                                  ----------     ----------
                                                                   2,694,309      2,672,892
    Less Accumulated Depreciation and Amortization..............   1,098,182        864,938
                                                                  ----------     ----------
                                                                  $1,596,127     $1,807,954
                                                                  ==========     ==========

                        MARINERS BANCORP AND SUBSIDIARY

NOTE E -- INCOME TAXES

     The provisions for income taxes included in the consolidated statements of income for the years ended December 31 consist of the following:

                                                           1994         1993         1992
                                                         --------     --------     --------
    Current:
         Federal.....................................    $ 91,000     $360,000     $469,000
         State.......................................      50,000      143,000      164,000
                                                         --------     --------     --------
                                                          141,000      503,000      633,000
         Deferred....................................     (26,000)     (15,000)     (82,000)
                                                         --------     --------     --------
                                                         $115,000     $488,000     $551,000
                                                         ========     ========     ========

     A comparison of the federal statutory income tax rates to the Company's effective income tax rates follows:

                                                  1994                1993                1992
                                             ---------------     ---------------     ---------------
                                              AMOUNT    RATE      AMOUNT    RATE      AMOUNT    RATE
                                             --------   ----     --------   ----     --------   ----
Federal Tax Rate...........................  $113,000   34.0%    $405,000   34.0%    $463,000   34.0%
California Franchise Taxes, Net of Federal
  Tax Benefit..............................    24,000    7.2%      86,000    7.2%      98,000    7.2%
Other Items, Net...........................   (22,000)  (6.7%)     (3,000)  (0.2%)    (10,000)  (0.8%)
                                             --------   ----     --------   ----     --------   ----
Bank's Effective Rate......................  $115,000   34.5%    $488,000   41.0%    $551,000   40.4%
                                             ========   ====     ========   ====     ========   ====

     The following is a summary of the components of the net deferred tax asset and liability accounts recognized in the accompanying consolidated balance sheets:

                                                                       1994         1993
                                                                     --------     --------
    Deferred Tax Assets:
      Allowance for Credit Losses Due to Tax Limitations...........  $275,000     $229,000
      Premises and Equipment Due to Depreciation Differences.......    16,000           --
      Other Assets/Liabilities.....................................    13,000       61,000
                                                                     --------     --------
                                                                      304,000      290,000
                                                                     --------     --------
    Deferred Tax Liability:
      Premises and Equipment Due to Depreciation Differences.......        --      (12,000)
                                                                     --------     --------
    Net Deferred Taxes.............................................  $304,000     $278,000
                                                                     ========     ========

                        MARINERS BANCORP AND SUBSIDIARY

NOTE F -- OTHER EXPENSES

     A summary of other expenses for the years ended December 31 is as follows:

                                                        1994           1993           1992
                                                     ----------     ----------     ----------
    Commissions....................................  $  134,894     $  616,548     $  529,113
    Data Processing................................     363,409        362,785        345,567
    Loan Processing................................     113,412        249,175        112,275
    Marketing Expenses.............................     103,240         99,551        103,005
    Other Real Estate Owned........................      73,818        173,926          3,563
    Regulatory Assessments.........................     181,300        192,657        184,033
    Settlement of Litigation.......................     785,000             --             --
    Other Expenses.................................   1,048,996      1,037,490      1,093,952
                                                     ----------     ----------     ----------
                                                     $2,804,069     $2,732,132     $2,371,508
                                                     ==========     ==========     ==========

NOTE G -- STOCK OPTION PLAN

     Under the 1982 Mariners Bancorp Stock Option Plan approved by shareholders, options may be granted to salaried officers, key employees, and directors to purchase a maximum of 76,500 shares of authorized but unissued common shares at the fair market value at the date the options are granted. The terms and conditions (including exercise date and number of shares) are determined by the Board of Directors. The plan expired June 22, 1992, and no further options may be granted thereafter.

     Options granted by the Board of Directors to salaried officers and key employees are to be designated as "incentive stock options" (as defined in Section 422A of the Internal Revenue Code). Options granted to directors are to be designated as non-qualified options.

     Changes in the number of shares subject to option during the years ended December 31 are summarized as follows:

                                                            1994        1993         1992
                                                           -------     -------     --------
    Outstanding at Beginning of Year...................      8,400      10,950        3,000
    Options Granted ($11.00 per Share).................         --          --        8,400
    Options Forfeited..................................     (1,200)         --           --
    Options Exercised..................................        (--)     (2,550)        (450)
                                                           -------     -------     --------
    Outstanding at End of Year.........................      7,200       8,400       10,950
                                                           =======     =======     ========
    Total Option Price.................................    $79,200     $92,400     $110,250
                                                           =======     =======     ========
    Options Exercisable................................      5,280       4,800        6,150
                                                           =======     =======     ========
    Available for Future Grants........................       None        None         None
                                                           =======     =======     ========

                        MARINERS BANCORP AND SUBSIDIARY

NOTE H -- RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Bank has granted loans to certain officers and directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons. A summary of activity with respect to these loans for the years ended December 31 follows:

                                                                     1994           1993
                                                                  ----------     ----------
    Balance Outstanding at Beginning of Year....................  $1,419,000     $1,345,000
    Loans Granted...............................................          --        140,000
    Repayments..................................................    (572,000)       (66,000)
                                                                  ----------     ----------
    Balance Outstanding at End of Year..........................  $  847,000     $1,419,000
                                                                  ==========     ==========

NOTE I -- RETIREMENT SAVINGS PLAN

     In late 1988, the Company adopted a retirement savings plan, which allows eligible employees to invest a portion of their base salary into the plan. The Company may match 50% of the amount contributed by the employee up to a maximum of 3% of their salary. In addition, the Company also adopted a profit sharing plan whereby the Board of Directors may make an annual discretionary contribution. The combined retirement expense was approximately $36,000 in 1994, $57,000 in 1993, and $55,000 in 1992.

NOTE J -- COMMITMENTS AND CONTINGENCIES

     The Company and its subsidiary have entered into leases for its branches and operating facilities. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses.

     Total rental expense included in occupancy expense and furniture and equipment expense was approximately $296,000 in 1994 and $365,000 in 1993.

     The approximate future minimum annual payments for these leases by year are as follows:

                1995.............................................  $  226,000
                1996.............................................     195,000
                1997.............................................     202,000
                1998.............................................     209,000
                1999.............................................     216,000
                Thereafter.......................................     530,000
                                                                   -----------
                                                                   $1,578,000
                                                                   ===========

     The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

     The Company is involved in various litigation which has arisen in the ordinary course of its business. In the opinion of management, the disposition of such pending litigation will not have a material effect on the Company's financial statements.

     In the normal course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the Company's consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE J -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     The Company's exposure to credit loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

     The Company had the following outstanding financial commitments as of December 31 whose contractual amount represents credit risk:

                                                               1994            1993
                                                            -----------     -----------
        Commitments to Extend Credit......................  $26,595,000     $18,228,000
        Standby Letters of Credit.........................      651,000         316,000
                                                            -----------     -----------
                                                            $27,246,000     $18,544,000
                                                            ===========     ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments to guarantee the performance of a Bank customer to a third party. Since some of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer. The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.

NOTE K -- OTHER MATTERS

     Banker's Support Services (BSSC), a subsidiary of the holding company, was merged with the Bank in 1994. BSSC provided voucher disbursement, inspection, and appraisal services primarily to the Bank.

NOTE L -- REGULATORY MATTERS

     All depository institutions are required by law to maintain reserves on transaction accounts and nonpersonal time deposits in the form of cash balances at the Federal Reserve Bank. These reserve requirements, which can be offset by cash balances held at the Bank, totaled $611,000 at December 31, 1994.

     Federal regulations require the Bank to meet certain capital standards. The risk based capital standard requires the Bank to achieve a minimum ratio of total capital to risk-weighted assets of 8% (of which at least 4% must contain of common stock and retained earnings, less goodwill).

     Tier 1 capital, which consists primarily The Bank is also required to achieve a minimum leverage ratio of 3%. The leverage ratio basically consists of Tier 1 capital divided by average total assets. As in the case of the risk-based capital guidelines, the leverage ratio constitutes only a supervisory minimum, and those institutions experiencing or anticipating significant growth or those with high or inordinate levels of risk will be expected to maintain capital well above the minimum level.

     At December 31, 1994, the Bank's leverage ratio was 9.39%, Tier 1 risk-weighted ratio was 13.25%, and total risk-weighted ratio was 14.50% (unaudited). At December 31, 1994, the Bank is in the "well-capitalized" category.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE M -- CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     The following are condensed balance sheets for Mariners Bancorp only as of December 31, 1994 and 1993 and condensed statements of income and cash flows for each of the three years in the period ended December 31, 1994.

                                 BALANCE SHEETS

                                                                         1994           1993
                                                                      ----------     ----------
Assets:
  Cash............................................................    $   68,208     $   33,814
  Investment in Bank..............................................     7,255,877      7,133,644
                                                                      ----------     ----------
                                                                      $7,324,085     $7,167,458
                                                                      ==========     ==========
Liabilities and Stockholders' Equity:
  Other Liabilities...............................................    $    1,000     $       --
  Stockholders' Equity............................................     7,323,085      7,167,458
                                                                      ----------     ----------
                                                                      $7,324,085     $7,167,458
                                                                      ==========     ==========

                              STATEMENTS OF INCOME

                                                               1994         1993         1992
                                                             --------     --------     --------
Other Income.............................................    $  1,023     $    594     $  2,892
Other Expenses...........................................      (6,204)      (6,080)     (22,382)
Equity in Income of the Bank.............................     223,836      708,221      831,692
                                                             --------     --------     --------
          Net Income.....................................    $218,655     $702,735     $812,202
                                                             ========     ========     ========

                            STATEMENTS OF CASH FLOWS

                                                            1994          1993          1992
                                                          ---------     ---------     ---------
Cash Flows from Operating Activities:
  Net Income..........................................    $ 218,655     $ 702,735     $ 812,202
  Equity in Income of the Bank........................     (223,836)     (708,221)     (831,692)
  Change in Other Assets and Other Liabilities........        1,000         4,566       (17,468)
                                                          ---------     ---------     ---------
                                                             (4,181)         (920)      (36,958)
Cash Flows from Investing Activities:
  Dividends from the Bank.............................      101,603       145,000       120,000
Cash Flows from Financing Activities:
  Principle Payment on Note Payable...................           --      (169,160)     (160,960)
  Dividends Paid......................................      (63,028)           --            --
  Proceeds from Stock Options.........................           --        17,850         3,150
                                                          ---------     ---------     ---------
                                                            (63,028)     (151,310)     (157,810)
                                                          ---------     ---------     ---------
  Increase (Decrease) in Cash.........................       34,394        (7,230)      (74,768)
  Cash at Beginning of Year...........................       33,814        41,044       115,812
                                                          ---------     ---------     ---------
  Cash at End of Year.................................    $  68,208     $  33,814     $  41,044
                                                          =========     =========     =========

                        MARINERS BANCORP AND SUBSIDIARY

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                       JUNE 30,      DECEMBER 31,
                                                                         1995            1994
                                                                       ---------     ------------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Cash and Due from Banks..............................................   $ 3,674         $ 4,799
Interest-Bearing Deposits............................................       586           2,369
Securities Held to Maturity..........................................    11,787          14,251
Federal Funds Sold...................................................     3,245           6,950
Loans
  Commercial.........................................................     4,588           7,434
  Construction Financing.............................................    20,408          15,134
  Real Estate........................................................    25,926          24,945
  Consumer...........................................................     3,198           2,761
                                                                        -------         -------
          TOTAL LOANS................................................    54,120          50,274
  Net Deferred Loan Fees.............................................      (217)           (215)
  Allowance for Possible Credit Losses...............................      (685)           (807)
                                                                        -------         -------
          NET LOANS..................................................    53,218          49,252
Premises and Equipment...............................................     1,498           1,596
Other Real Estate Owned..............................................     1,531             911
Accrued Interest and Other Assets....................................     1,682           1,664
                                                                        -------         -------
                                                                        $77,221         $81,792
                                                                        =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-Bearing Demand.........................................   $15,076         $16,617
  Money Market and NOW...............................................    25,811          29,250
  Savings............................................................    10,105          13,028
  Time Deposits Under $100,000.......................................    13,378          10,423
  Time Deposits $100,000 and Over....................................     4,528           4,644
                                                                        -------         -------
          TOTAL DEPOSITS.............................................    68,898          73,962
Accrued Interest and Other Liabilities...............................       665             507
                                                                        -------         -------
          TOTAL LIABILITIES..........................................    69,563          74,469
                                                                        -------         -------
Stockholders' Equity
  Common Stock -- Authorized 1,500,000 Shares; Issued and
     Outstanding; 630,276............................................     2,111           2,111
  Retained Earnings..................................................     5,547           5,212
                                                                        -------         -------
          TOTAL STOCKHOLDERS' EQUITY.................................     7,658           7,323
                                                                        -------         -------
                                                                        $77,221         $81,792
                                                                        =======         =======

                        MARINERS BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                              SIX MONTHS
                                                                                 ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                          1995          1994
                                                                         -------       -------
                                                                              (DOLLARS IN
                                                                         THOUSANDS, EXCEPT FOR
                                                                               EARNINGS
                                                                              PER SHARE)
INTEREST INCOME
  Interest and Fees on Loans...........................................  $ 2,934       $ 2,465
  Interest on Investment Securities....................................      328           304
  Other Interest Income................................................      180           252
                                                                         -------       -------
          TOTAL INTEREST INCOME........................................    3,442         3,021
INTEREST EXPENSE
  Interest on Demand Deposits..........................................      257           243
  Interest on Savings Deposits.........................................      131           202
  Interest on Time Deposits............................................      383           232
                                                                         -------       -------
          TOTAL INTEREST EXPENSE.......................................      771           677
                                                                         -------       -------
          NET INTEREST INCOME..........................................    2,671         2,344
Provision for Credit Losses............................................       90           108
                                                                         -------       -------
          NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES........    2,581         2,236
NONINTEREST INCOME
  Voucher Control and Appraisal Fees...................................      101           126
  Mortgage Fees and SBA Premiums.......................................      261           406
  Service Charges and Fees.............................................      186           191
  Other Income.........................................................      136           220
                                                                         -------       -------
                                                                             684           943
                                                                         -------       -------
                                                                           3,265         3,179
NONINTEREST EXPENSE
  Salaries and Employee Benefits.......................................    1,148         1,251
  Occupancy Expenses...................................................      332           325
  Furniture and Equipment..............................................      120           117
  Other Expenses.......................................................      967         1,033
                                                                         -------       -------
                                                                           2,567         2,726
                                                                         -------       -------
          INCOME BEFORE INCOME TAXES...................................      698           453
Income Taxes...........................................................      298           189
                                                                         -------       -------
          NET INCOME...................................................  $   400       $   264
                                                                         -------       -------
Per Share Data:
  Net Income...........................................................  $   .63       $   .42
                                                                         =======       =======
  Number of Shares Used in Computation.................................  630,276       630,276
                                                                         =======       =======

                        MARINERS BANCORP AND SUBSIDIARY

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

                                                           COMMON STOCK
                                                       --------------------
                                                       NUMBER OF                RETAINED
                                                        SHARES       AMOUNT     EARNINGS     TOTAL
                                                       ---------     ------     --------     ------
                                                                  (DOLLARS IN THOUSANDS)
BALANCE AT JANUARY 1, 1993...........................   627,726      $2,093      $4,353      $6,446
Proceeds from the Exercise of Stock Options..........     2,550          18                      18
Net Income for the Year..............................                               703         703
                                                        -------      ------      ------      ------
BALANCE AT DECEMBER 31, 1993.........................   630,276       2,111       5,056       7,167
Dividends............................................                               (63)        (63)
Net Income for the Year..............................                               219         219
                                                        -------      ------      ------      ------
BALANCE AT DECEMBER 31, 1994.........................   630,276       2,111       5,212       7,323
Dividends............................................                               (65)        (65)
Net Income for Six Months............................                               400         400
                                                        -------      ------      ------      ------
BALANCE AT JUNE 30, 1995.............................   630,276      $2,111      $5,547      $7,658
                                                        =======      ======      ======      ======

                        MARINERS BANCORP AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                   SIX MONTHS ENDED JUNE 30,
                                                                 -----------------------------
                                                                  1995                  1994
                                                                 -------               -------
                                                                    (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
  Net Income...................................................  $   400               $   264
  Adjustments to Reconcile Net Income to Net Cash Provided by
     Operating Activities:
     Depreciation and Amortization.............................      135                   137
     Provision for Credit Losses...............................       90                   108
     Provision for Loss on Other Real Estate Owned.............       60                    18
     Net Gain on Sale of Other Real Estate Owned...............       --                  (110)
     Net Change in Accrued Interest, Other Assets and Other
       Liabilities.............................................      109                    89
                                                                 -------               -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES............      794                   506
INVESTING ACTIVITIES
  Net (Increase) Decrease in Interest-Bearing Deposits.........    1,783                  (485)
  Proceeds from Sales of Other Real Estate Owned...............       --                 1,520
  Purchases of Held-to-Maturity Securities.....................   (1,006)               (8,406)
  Proceeds from Maturities of Held-to-Maturity Securities......    3,444                 1,909
  Net Change in Loans..........................................   (4,738)                  735
  Purchases of Premises and Equipment..........................      (11)                  (22)
                                                                 -------               -------
          NET CASH PROVIDED (USED)
          BY INVESTING ACTIVITIES..............................     (528)               (4,749)
FINANCING ACTIVITIES
  Net Decrease in Demand Deposits and Savings Accounts.........   (7,902)                 (236)
  Net Change in Time Deposits..................................    2,838                   294
  Payments for Dividends.......................................      (32)                  (63)
                                                                 -------               -------
          NET CASH USED BY FINANCING ACTIVITIES................   (5,096)                   (5)
                                                                 -------               -------
          DECREASE IN CASH AND CASH EQUIVALENTS................   (4,830)               (4,248)
Cash and Cash Equivalents at Beginning of Year.................   11,749                18,496
                                                                 -------               -------
          CASH AND CASH EQUIVALENTS
          AT JUNE 30...........................................    6,919                14,248
                                                                 =======               =======

                        MARINERS BANCORP AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The financial statements for interim periods are unaudited. In the opinion of management, all material adjustments necessary for fair presentation of the interim financial statements have been included.

     Interim period financial statements are not necessarily indicative of results to be expected for the entire year.

NOTE B -- EARNINGS PER SHARE

     Net earnings per common share are based upon the weighted average number of shares outstanding during each period.